As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Boston Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

BOSTON SCIENTIFIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Vance R Brown
Executive Vice President, General Counsel and
Corporate Secretary
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752
(508) 683-4000

(Name, address, telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of 10,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of Boston Scientific Corporation (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the Boston Scientific Corporation Employee Stock Purchase Plan, as those registered pursuant to the Registrant’s registration statement on Form S-8 (File Number 333-264754), previously filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2022, on Form S-8 (File Number 333-196672), previously filed with the Commission on June 11, 2014, on Form S-8 (File Number 333-174620), previously filed with the Commission on May 31, 2011 and on Form S-8 (File Number 333-134932), previously filed with the Commission on June 9, 2006 (the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)        The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 17, 2026;

(2)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 1, 2026;

(3)        The Registrant’s Current Reports on Form 8-K filed with the Commission on the following dates in 2026: January 15, 2026 (SEC Accession No. 0000947871-26-000037), February 5, 2026, February 23, 2026, February 26, 2026, March 30, 2026 and May 5, 2026 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)        The description of the Registrant’s Common Stock under the heading “Description of Common Stock” contained in the Registration Statement on Form S-3 (Registration No. 333-132626) as originally filed by the Registrant with the Commission on March 22, 2006, including any reports filed that updated such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Fourth Restated Certificate of Incorporation of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2026).

4.2	Amended and Restated By-laws of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2024).

4.3	Specimen Certificate for shares of the Company's Common Stock (incorporated herein by reference to Exhibit 4.1, Form S-1 Registration No. 33-46980).

4.4	Boston Scientific Corporation Employee Stock Purchase Plan, Amended and Restated effective as of July 1, 2026 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2026).

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP, independent Registered Public Accounting Firm.

23.2	Consent of Baker & McKenzie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on May 8, 2026.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Jonathan R. Monson
Name:	Jonathan R. Monson
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Mahoney, Jonathan R. Monson, Vance R. Brown, and Susan J. Thompson, each acting alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

Executive Vice President and Chief
/s/ Jonathan R. Monson	Financial Officer	May 8, 2026
Jonathan R. Monson	(Principal Financial Officer)

Director, Chairman of the Board,
/s/ Michael F. Mahoney	President and Chief Executive Officer	May 8, 2026
Michael F. Mahoney	(Principal Executive Officer)

Senior Vice President, Global Controller and
/s/ Emily Woodworth	Chief Accounting Officer	May 8, 2026
Emily Woodworth	(Principal Accounting Officer)

/s/ David C. Habiger	Director	May 8, 2026
David C. Habiger

/s/ Edward J. Ludwig	Director	May 8, 2026
Edward J. Ludwig

/s/ Jessica L. Mega	Director	May 8, 2026
Jessica L. Mega

/s/ Susan E. Morano	Director	May 8, 2026
Susan E. Morano

/s/ Cheryl Pegus	Director	May 8, 2026
Cheryl Pegus

/s/ Cathy R. Smith	Director	May 8, 2026
Cathy R. Smith

/s/ Christophe P. Weber	Director	May 8, 2026
Christophe P. Weber

/s/ David S. Wichmann	Director	May 8, 2026
David S. Wichmann

/s/ Ellen M. Zane	Director	May 8, 2026
Ellen M. Zane